UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): August 11, 2017

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant's Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On August 11, 2017, Employers Group, Inc., a Nevada corporation (the “Company”) and a wholly owned subsidiary of Employers Holdings, Inc., a Nevada corporation , entered into a stock purchase agreement (the “Purchase Agreement”) with Partner Reinsurance Company of the U.S., a New York corporation (“PRUS”), with respect to the acquisition (the “Acquisition”) of all of the outstanding shares of capital stock of PartnerRe Insurance Company of New York, a New York corporation (“PRNY”). The purchase price is equal to the sum of: (i) the amount of statutory capital and surplus of PRNY at closing; plus (ii) $5.8 million. The Company expects to fund the Acquisition with cash on hand.

Pursuant to the Purchase Agreement, all liabilities and obligations of PRNY existing as of the closing date, whether known or unknown, will be assumed by PRUS. In addition, PartnerRe Ltd., a Bermuda company and the parent company of PRUS, has provided the Company with a Guaranty that unconditionally, absolutely and irrevocably guarantees the full and prompt payment and performance by PRUS of all of its obligations, liabilities and indemnities under the Purchase Agreement and the transactions contemplated thereby.

The Company will not be acquiring any employees or ongoing business operations pursuant to the Acquisition. Prior to the Acquisition, there were no material relationships among the Company and PRUS.

The Acquisition is expected to be consummated upon the satisfaction of certain closing conditions, including, among other things, approval from the Department of Financial Services of the State of New York. There can be no assurance, however, that the Acquisition will be consummated or as to the date by which the Acquisition may be consummated. If the Acquisition is consummated, PRNY will become a wholly-owned subsidiary of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement which has been filed as Exhibit 10.1 hereto and is incorporated by reference herein.

The Purchase Agreement contains representations and warranties by PRUS and the Company. These representations and warranties were made solely for the benefit of the parties to the Purchase Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Purchase Agreement by confidential disclosures that were made to the other party in connection with the negotiation of the Purchase Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the
Purchase Agreement.

Section 9 - Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits

10.1	Stock Purchase Agreement between Partner Reinsurance Company of the U.S. and Employers Group, Inc. dated as of August 11, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	August 15, 2017	/s/ Lenard T. Ormsby
Lenard T. Ormsby
Executive Vice President,
Chief Legal Officer and General Counsel